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SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
E-centives, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Dear E-centives Stockholders,

Our 2002 Annual Meeting of Stockholders

        You are cordially invited to attend the 2002 Annual Meeting of Stockholders of E-centives, Inc. to be held on Friday, August 2, 2002 at 1:00 p.m, Eastern Daylight Time, at our offices at 6901 Rockledge Drive, 7th Floor, Bethesda, Maryland, U.S.A. The matters to be acted upon at the Annual Meeting, as well as other important information, are set forth in the accompanying Notice of Annual Meeting and Proxy Statement which you are urged to review carefully.

        Regardless of your plans for attending in person, it is important that your shares be represented and voted at the Annual Meeting. Accordingly, you are requested to complete, sign, date and return the enclosed proxy in the enclosed envelope. Signing this proxy will not prevent you from voting in person should you be able to attend the meeting, but will assure that your vote is counted if, for any reason, you are unable to attend.

Our Business in 2001

        The year 2001 was very challenging for E-centives and the entire Internet-based industry in view of the major cutbacks in online advertising and spending for new technologies among our traditional client base. As a result of this downturn, E-centives has taken significant steps in ensuring we remain the leader in global marketing technologies. Specifically, we have responded to recent challenges with aggressive cost reduction and strict cost control initiatives. We have also redeployed our media and consumer oriented technology assets towards the enterprise market, secured strong patents and complementary technologies, and focused our product line towards markets that represent large opportunities and are in need of our solutions. Specifically, we are now very focused on the Consumer Packaged Goods (CPG) industry, among other markets. We briefly explore several of these initiatives below.

        The changes in our services offerings were in part fueled by our recent acquisition of the assets of BrightStreet.com, Inc. ("BrightStreet"), a developer of sophisticated promotional and data tracking technologies, and our analysis of the market and various industries and their requirements. With the BrightStreet acquisition, completed in December 2001, we are able to offer a patented online promotions technology and infrastructure that is used for powering a variety of promotional offerings, including coupons, rebates, sales circulars, surveys, trial offers and loyalty programs. These promotions can be used seamlessly in the existing infrastructures at grocery retail stores. Our system can for the first time track individual consumer behavior from delivery of an offer (coupon) online to its redemption in the physical store. This system enables our clients to gain insights about their consumer preferences and motivations, and enhance consumer relationships with data modeling and targeting.

        It is through this patented technology, combined with our internally developed proprietary outsourced email, data warehousing and reporting capabilities, that we recently launched the E-centives Interactive Database Marketing (or IDBM) solution. The IDBM platform is an integrated solution that combines all of our technologies, data from multiple consumer interactions and expert, professional services for dynamic, consumer-centric marketing. Through the use of our patented technologies, the E-centives IDBM system provides tools aimed at motivating purchase behavior of our clients' current consumers and prospects, converting competitive brand users, and ultimately, protecting and growing our clients' respective market shares. This combination of services allows CPG marketers to realize a tangible, trackable Return On Investment (ROI) for their marketing campaigns, something that has not been available through traditional free-standing insert (coupons distributed through newspapers) marketing initiatives. The core of the IDBM system consists of tracking technologies and a centralized data platform integrating consumer interactions and associated purchase behavior. This affords our clients the opportunity to establish direct relationships and personalized communications with their customers; stimulate purchases with targeted, individually trackable promotional offers; and gain ongoing insights about their customers' buying habits and unique needs.

        As a result of our launch of an early version of the IDBM platform, Reckitt Benckiser, the world's number one household cleaning products company1 with leading global brands such as LYSOL® and WOOLITE®, has chosen to use E-centives' technology platform and services to build and manage relationships with consumers in the U.S., U.K and Germany. We have also renewed for a second year our contract with Nestle, which is a good indicator of the positive ROI experienced from the use of our solutions.

        In order to help fund these initiatives, I am happy to again reference the success of our rights offering to stockholders and certain standby purchasers during October 2001 that raised approximately $24.6M. These funds have directly enabled E-centives to take the steps that we have to continue to position the company to achieve profitability in line with previously stated guidance.

        While we have undergone significant positive changes in the past year, there have also been a series of market challenges during 2001 and 2002, for our business as well as the global economy. General economic and business sentiment continues to be difficult and has had a detrimental impact on companies of all sizes and across a variety of industries. This sentiment has adversely impacted the revenues and economic valuations of companies in the technology, telecommunications and Internet sectors.

        E-centives has not been immune to current economic conditions. The retraction in online advertising and technology infrastructure spending from both traditional and Internet based companies has impacted our revenues placing added pressure on our profit margins and precious financial resources. To ensure our continued success and to preserve our financial resources, we have taken a series of proactive expense reduction initiatives aimed at maximizing organizational efficiency and minimizing fixed contractual expenditures. By redesigning internal processes and procedures and streamlining operating and prioritizing resources in strategic areas of our business, E-centives has consolidated excess facilities and can now operate with 30% fewer associates. We will continue to look at every opportunity to bring costs down and increase revenues.

        We have great confidence in our technology and infrastructure platforms, our people and the opportunities available to us in an improved global economy. We believe that opportunities for growth are strong for our company and the solutions we have built are among the best of breed in today's market.

        We are also confident of our ability to grow our business and hope to establish a leading market position during the coming year with an improved economy. We hope that you can attend the 2002 Annual Meeting of Stockholders. Your interest and support in the affairs of E-centives, Inc. are appreciated.

Sincerely,

Kamran Amjadi Chairman and CEO

(excluding laundry detergents)

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On August 2, 2002

        NOTICE IS HEREBY GIVEN that our Annual Meeting of Stockholders will be held on Friday, August 2, 2002 at 1:00 p.m., Eastern Standard Time, at our offices at 6901 Rockledge Drive, 7th Floor, Bethesda, Maryland, U.S.A., and thereafter as it may from time to time be adjourned for the purposes stated below:

  1.
  To elect three directors to our Board of Directors for the ensuing year and until their successors are elected (Proposal 1, see page 3 of the Proxy Statement); and

  2.
  To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

        The above matters are described in the Proxy Statement. All of our stockholders are cordially invited to attend the Annual Meeting. Only holders of record of our common stock at the close of business on June 11, 2002 will be entitled to vote at the Annual Meeting and any adjournments or postponements thereof, either in person or by proxy. Our stock transfer books will not be closed.

BY ORDER OF THE BOARD OF DIRECTORS

Mehrdad Akhavan President and Secretary

Bethesda, MD
June 17, 2002

        IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. SENDING IN YOUR PROXY WILL NOT PREVENT YOU FROM VOTING YOUR SHARES AT THE MEETING IF YOU DESIRE TO DO SO, AS YOUR PROXY IS REVOCABLE AT YOUR OPTION.

E-CENTIVES, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
AUGUST 2, 2002

        This proxy statement is furnished to stockholders of E-centives, Inc. ("we," "us" or the "Company") in connection with the solicitation by our Board of Directors of proxies (each individually, a "Proxy") to be used at our 2002 Annual Meeting of Stockholders (the "Annual Meeting") and at any adjournments or postponements thereof. The Annual Meeting will be held on Friday, August 2, 2002 at 1:00 p.m., Eastern Standard Time, at our offices at 6901 Rockledge Drive, 7th Floor, Bethesda, Maryland, U.S.A., and thereafter as it may from time to time be adjourned, for the purposes stated below.

        At the Annual Meeting, our stockholders will be asked:

  1.
  To elect three directors to our Board of Directors for the ensuing year and until their successors are elected (Proposal 1, see page 3); and

  2.
  To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

        All Proxies in the enclosed form of proxy that are properly executed and returned to us prior to commencement of voting at the Annual Meeting will be voted at the Annual Meeting or any adjournments or postponements thereof in accordance with the instructions thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR APPROVAL OF THE PROPOSAL SET FORTH IN THIS PROXY STATEMENT. We do not know of any matters other than those set forth herein which may come before the Annual Meeting. If any other matters should properly come before the Annual Meeting, Proxies will be voted in the discretion of the proxy holders.

        The approximate date on which this proxy statement and form of proxy are first being sent or given to our stockholders is June 17, 2002.

        A COPY OF OUR ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001 ACCOMPANIES THIS PROXY STATEMENT.

        OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" APPROVAL OF THE PROPOSAL SET FORTH IN THIS PROXY STATEMENT.

VOTING RIGHTS AND PROCEDURE

        Only holders of record of our common stock and Series A Convertible Preferred Stock at the close of business on June 11, 2002, will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. On June 11, 2002, there were issued and outstanding 37,732,039 shares of common stock and 2,000,000 shares of Series A Convertible Preferred Stock, all of which are entitled to vote.

        Each share of our common stock of record on such date will be entitled to one vote on all matters to be voted upon at the Annual Meeting, including the election of Directors. Furthermore, each share of our Series A Convertible Preferred Stock of record on such date will be entitled to ten votes on all matters to be voted upon at the Annual Meeting, including the election of Directors. Our common stock and Series A Convertible Preferred Stock vote together as a single class. Holders of a majority of the common stock and Series A Convertible Preferred Stock represented at a meeting may approve most actions submitted to the stockholders. Cumulative voting in the election of Directors is not permitted.

        A majority of our outstanding common stock and Series A Convertible Preferred Stock represented in person or by proxy and entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. For purposes of voting on the matters described herein, at any meeting of stockholders at which a quorum is present, the required vote is as follows: (a) the affirmative vote of a plurality of the shares of common stock and Series A Convertible Preferred Stock present or represented by proxy at the Annual Meeting is required to elect the three (3) nominees for Directors and (b) the affirmative vote of a majority of the shares of common stock and Series A Convertible Preferred Stock present or represented by proxy at the Annual Meeting is required to approve the other matters at the Annual Meeting. Therefore, the aggregate number of votes cast by all stockholders present in person or by proxy will be used to determine whether a motion will carry.

        Shares represented by proxies that reflect abstentions will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Since directors will be elected by a favorable vote of a plurality of the shares of our common stock and Series A Convertible Preferred Stock present, in person or by proxy, and entitled to vote at the meeting, abstentions from the election of directors will not affect the election of the candidates receiving the most votes. With respect to all other proposals to come before the meeting, abstentions will have the same effect as votes against such proposal. Shares represented by brokers who are prohibited from exercising discretionary authority because the beneficial owners of such shares have not provided voting instructions, commonly referred to as "broker non-votes", will be counted as present for determining the presence of a quorum, but will not be counted for any purpose in determining the election of directors and will have no effect on other proposals.

        All valid Proxies received may be voted at the discretion of the proxy holders named therein for adjournments or postponements or other matters that may properly come before the Annual Meeting. The proxy holders may exercise their discretion to vote all valid Proxies for an adjournment or postponement in the absence of a quorum, to the extent necessary to facilitate the tabulation process or in other cases.

        All votes will be tabulated by the inspector of elections (the "Inspector") appointed for the Annual Meeting who will, for each proposal to be voted on, determine the number of shares outstanding, the number of shares entitled to vote, the number of shares represented at the Annual Meeting, the existence of a quorum, and the authenticity, validity and effect of all proxies received by the Company. The Inspector will also separately tabulate affirmative and negative votes and broker "non-votes", and determine the result for each proposal.

REVOCATION OF PROXIES

        Stockholders may revoke a proxy at any time before its exercise by filing with or otherwise delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a later date than such proxy or by attending the Annual Meeting and voting in person. The presence of a stockholder at the Annual Meeting will not automatically revoke such stockholder's proxy.

ELECTION OF DIRECTORS
(PROPOSAL 1)

        Our bylaws provide for a minimum of three and a maximum seven directors, such number to be determined by resolution of the Board of Directors. In accordance with the bylaws, the Board of Directors has fixed the number of directors at three, and our Board of Directors recommends the election as directors of the three nominees listed below. The three nominees, if elected, would hold office until their successors are elected and qualified or until their earlier death, resignation or removal.

        The following table sets forth the name and age of each nominee for director, indicating all positions and offices with E-centives currently held by him, and the period during which he has served as a director:

NAME OF NOMINEE	AGE	POSITION WITH E-CENTIVES, INC.	DIRECTOR SINCE
Kamran Amjadi	38	Chief Executive Officer	1996
Mehrdad Akhavan	38	President, Chief Operating Officer and Secretary	1996
Peter Friedli	47	—	1996

        It is intended that shares represented by Proxies in the accompanying form will be voted "FOR" the election of the nominees named above unless a contrary direction is indicated. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, proxies will be voted by the proxy holders for the election of such other person or persons as the Board of Directors may recommend.

        The affirmative vote of a plurality of the shares of common stock present or represented by proxy at the Annual Meeting is required to elect the director nominees. The biographies of Messrs. Amjadi, Akhavan and Friedli appear below under "Management."

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

        The Board of Directors believes that all such nominees will stand for election and will serve if elected.

MANAGEMENT

EXECUTIVE OFFICERS, KEY EMPLOYEES AND DIRECTORS

        The following table presents information about each of our executive officers, key employees and directors as of December 31, 2001.

NAME	AGE	POSITION(S) WITH COMPANY
Kamran Amjadi	38	Chairman and Chief Executive Officer
Mehrdad Akhavan	38	President, Chief Operating Officer, Secretary and Director
David Samuels	40	Senior Vice President, Chief Financial Officer and Treasurer
Lawrence Brand	48	Senior Vice President of Sales and Business Development
Scott Wills	48	Senior Vice President
Jason Karp	33	General Counsel and Assistant Secretary
Ira Becker	34	Vice President of Strategic Alliances
Alex Sukhenko	33	Vice President of Engineering, Messaging & Data Warehouse
Peter Friedli	47	Director

        Kamran Amjadi has served as our Chairman and Chief Executive Officer since he co-founded our business in August 1996. From September 1990 until August 1996, Mr. Amjadi was the Executive Vice President and Director of United States Operations for MP Technologies, a software company. From July 1986 until August 1990, Mr. Amjadi was a software engineer with the Hewlett-Packard Corporation.

        Mehrdad Akhavan has served as our President and Chief Operating Officer since October 1999, having served as our Executive Vice President and Secretary since he co-founded our business in August 1996. Mr. Akhavan was elected to our Board of Directors in October 1996. From November 1994 until August 1996, Mr. Akhavan was President of TechTreK, a children's computer entertainment and education center. From January 1991 until November 1994, Mr. Akhavan was President of Trident Software, a company he co-founded, which digitized works of art.

        David Samuels joined us as Senior Vice President and Chief Financial Officer in April 2001. Prior to joining E-centives, Mr. Samuels served as Vice President of Finance for Teligent International where, as a member of the senior management team, he played a pivotal role orchestrating the financial management and funding initiatives for multiple joint venture businesses in Europe, Asia, and Latin America. He also spent more than a decade with Host Marriott Services Corporation, serving most recently as Vice President of Finance, Development and Operations for New Markets. He began his career as an auditor with KPMG LLP.

        Lawrence Brand joined us in November 1997 as our Vice President of Sales. He became our Senior Vice President of Sales and Business Development in November 1999. From September 1990 until April 1997, Mr. Brand was the Executive Vice President and General Manager of InterBase Software, a division of Borland International, a developer of application, tools and relational databases. From July 1984 until February 1990, Mr. Brand held various positions with Oracle Corporation, serving most recently as National Director of Financial Services.

        Scott Wills joined us as a Senior Vice President when we acquired BrightStreet.com in December 2001. At BrightStreet.com, Mr. Wills held the position of Chief Executive Officer. Mr. Wills started his career in packaged goods, working on some of the most publicized brand-battles for such companies as Procter & Gamble and Pepsi-Cola Company. In early 1996, he joined Netcom Online

Communications, where he served as Senior Vice President of Business Development and Strategic Planning until March 1998, when the company was sold. Upon leaving Netcom, Mr. Wills was a founder and CEO of Wills and Evans, a New York-based advertising agency that represented major media distributors and networks. In May 1998, he joined NetValue, Inc., which was later renamed BrightStreet.com.

        Jason Karp was an E-centives' employee from March 2000 through October 2001, serving as our Vice President, General Counsel and Assistant Secretary. Since his termination of employment, he joined Kelley Drye & Warren LLP, however he continues to serve as our General Counsel and Assistant Secretary. From July 1998 to March 2000, Mr. Karp held several positions with Net2000 Communications, Inc., an integrated provider of local, long distance, data and internet access services, and served most recently as Assistant Vice President of Legal and Regulatory Affairs. From October 1996 to June 1998, Mr. Karp held several management positions with MCI Communications. From December 1994 to September 1996, Mr. Karp was a senior attorney in the Common Carrier Bureau of the FCC.

        Ira Becker joined us in September 1998 as Director of Business Development and was promoted to Vice President of Strategic Alliances in May 1999. From November 1997 until September 1998, Mr. Becker was Director of Sales Development at PointCast, an Internet news and information company. From September 1995 until September 1997, Mr. Becker was Vice President of Sales of inquiry.com, an Internet resource for information technology professionals. From September 1989 until September 1995, Mr. Becker was a manager with Ziff-Davis Publishing.

        Alex Sukhenko, our Vice President of Engineering, Messaging & Data Warehouse, joined us in March 1999. Before joining E-centives, Alex served as District Manager of AT&T Solutions for Advances Networking Solutions and prior to AT&T Solutions, Alex served as a consulting manager for Noblestar Systems. Alex has also served as a senior scientist for Vector Research Inc. He began his career at Eastman Kodak, focusing on process re-engineering for Kodak's circuit board manufacturing operations.

        Peter Friedli co-founded our business in August 1996. Mr. Friedli was elected to our Board of Directors in October 1996. Mr. Friedli has been the principal of Friedli Corporate Finance, Inc., a venture capital firm, since its inception in 1986. Prior to joining Friedli Corporate Finance, Mr. Friedli worked as an international management consultant for service and industrial companies in Europe and the U.S. Mr. Friedli also serves as the President of New Venturetec, Inc., a publicly traded Swiss venture capital investment company and currently serves as a director of VantageMed Corporation, a publicly traded provider of healthcare information services.

BOARD OF DIRECTORS

        Our Board of Directors currently consists of Kamran Amjadi, Mehrdad Akhavan, and Peter Friedli. Kamran Amjadi is the Chairman of our Board of Directors. Our Board of Directors met four times in 2001, and acted three times by unanimous written consent. The Board of Directors only has one standing committee—the compensation committee. We do not have standing audit or nominating committees.

        Compensation Committee. Our Board of Directors currently has a compensation committee. The compensation committee determines the salaries and incentive compensation of our officers and provides recommendations for the salaries and incentive compensation of other employees and consultants. The compensation committee also administers our various incentive compensation, stock and benefit plans. The compensation committee consists of Mr. Friedli, the committee's chairman, and Mr. Amjadi. The compensation committee met four times during the 2001 fiscal year.

        Director Compensation. We do not currently compensate our directors who are also employees. Each non-employee director currently is reimbursed for reasonable travel expenses for each board meeting attended. In addition, each non-employee director receives 10,000 stock options per year of service, with vesting one year from the date of grant.

        Compensation Committee Interlocks and Insider Participation. None of our executive officers serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or compensation committee.

EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

        The compensation committee of the Board of Directors has prepared the following report on the Company's policies with respect to the compensation of executive officers for the fiscal year ended December 31, 2001. This report, as well as the performance chart on page 10, are not soliciting materials, are not deemed filed with the SEC, and are not incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

        The compensation committee is charged with making decisions with respect to the compensation of the Company's executive officers and administering the Company's incentive compensation, stock and benefit plans. During 2001, the compensation committee consisted of Mr. Friedli, the committee's chairman, and Mr. Amjadi. Mr. Amjadi is the Chief Executive Officer of the Company.

        Compensation Policies Toward Executive Officers. The compensation policies of the Company are designed to attract, motivate and retain experienced and qualified executives, increase the overall performance of the Company, increase stockholder value, and enhance the performance of individual executives.

        The compensation committee seeks to provide competitive salaries based upon individual performance together with annual cash bonuses awarded based on the Company's overall performance relative to corporate objectives, taking into account individual contributions, teamwork and performance levels. In addition, it is the policy of the Company to grant stock options to executives upon their commencement of employment and thereafter as determined by the compensation committee in order to strengthen the alliance of interest between such executives and the Company's stockholders and to give executives the opportunity to reach the top compensation levels of the competitive market depending on the Company's performance, as reflected in the market price of the Company's common stock.

        The following describes in more specific terms the elements of compensation that implement the compensation committee's compensation policies, with specific reference to compensation reported for 2001.

        Base Salaries. Base salaries of executives are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the individual, and the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at peer public companies in the Company's geographic region. The compensation committee annually reviews the base salaries of executive officers based upon, among other things, individual performance and responsibilities.

        The Chief Executive Officer and President recommend annual salary adjustments by evaluating the performance of each executive officer after considering new responsibilities and the previous year's performance. The compensation committee performs the same review when evaluating the performance of the Chief Executive Officer and President. Individual performance ratings take into account such factors as achievement of specific goals that are driven by the Company's strategic plan and attainment of specific individual objectives.

        Bonuses. The Company's bonuses to its executive officers are based on both corporate and individual performance. The corporate performance factors include, among other things, revenue and earnings targets established in the Company's annual budget.

        Stock-Based Compensation. A third component of executive officers' compensation consists of awards under the Company's Amended Equity Incentive Compensation Plan, pursuant to which the Company grants executive officers and other key employees options to purchase shares of common stock.

        The compensation committee grants stock options to the Company's executives in order to align the interests of those executives with the interests of the stockholders. Stock options are considered by the compensation committee to be an effective long-term incentive because the executives' gains are linked to increases in the value of the common stock, which in turn results in stockholder gains. The compensation committee generally grants options to new executive officers and other employees upon their commencement of employment with the Company and thereafter as determined by the compensation committee. The options generally are granted at an exercise price equal to the closing market price of the common stock on the trading day before the date of grant. Options granted to executive officers typically vest over a period of four years following the date of grant. The maximum option term is ten years. The full benefit of the options is realized upon appreciation of the stock price in future periods, thus providing an incentive to create value for the Company's stockholders through appreciation of stock price. Management of the Company believes that stock options have been helpful in attracting and retaining skilled executive personnel.

        Stock option grants made to executive officers in 2001 reflect significant individual contributions relating to the Company's operations and implementation of the Company's development and growth programs. Certain newly hired executive officers also received stock option grants at the time of their employment with the Company. During 2001, the Company granted stock options to purchase an aggregate of 1,596,250 shares of common stock to approximately 147 employees and 0 non-employee advisors. The per share option exercise prices of options granted during 2001 ranged from $0.53 to $9.37, which generally equaled the fair market value of a share of common stock on the respective dates of grant.

        Other. The Company has adopted a contributory retirement plan, referred to as the "401(k) plan." The 401(k) plan covers all full-time employees who are eligible to participate. Participants may contribute up to 25% of pretax compensation, subject to certain limitations. The Company may make additional discretionary matching contributions to the 401(k) plan, although it currently does not do so.

        Chief Executive Officer Compensation. The executive compensation policy described above is applied in setting Mr. Amjadi's compensation. Mr. Amjadi generally participates in the same executive compensation plans and arrangements available to the other senior executives. Accordingly, his compensation also consists of an annual base salary, a potential annual cash bonus and, potentially, long-term equity-linked compensation in the form of stock options. The compensation committee's general approach in establishing Mr. Amjadi's compensation is to be competitive with peer companies, but to have a large percentage of his target compensation based upon certain performance criteria and targets established in the Company's strategic plan.

        Mr. Amjadi's compensation for the year ended December 31, 2001, included $170,000 in base salary. Mr. Amjadi did not receive any bonus compensation during in 2001. Mr. Amjadi's salary for 2001 was based on, among other factors, the Company's performance and the 2000 compensation of chief executive officers of comparable companies, although his compensation was not linked to any particular group of these companies. Mr. Amjadi did not receive grants of stock options to purchase shares of common stock in 2001. The Company may make grants of stock options to Mr. Amjadi in the future.

Respectfully submitted,
Compensation Committee
Kamran Amjadi Peter Friedli

EXECUTIVE COMPENSATION TABLES

        The following table sets forth in U.S. Dollars the compensation paid to or earned by our named executive officers, which includes our Chief Executive Officer and the four other most highly compensated executive officers who were serving as executive officers at the end of fiscal year ended December 31, 2001, among others. We will use the term "named executive officers" to refer to these people later in this proxy statement.

SUMMARY COMPENSATION TABLE

				LONG-TERM COMPENSATION — SECURITIES UNDERLYING OPTIONS
		ANNUAL COMPENSATION
NAME AND PRINCIPAL POSITION(S)
	YEAR	SALARY($)	BONUS($)
Kamran Amjadi Chairman and Chief Executive Officer	2001	$170,000	$0	0
Mehrdad Akhavan President, Chief Operating Officer, Secretary and Director	2001	$150,000	$0	0
David Samuels Chief Financial Officer and Treasurer	2001	$123,958	$0	100,000
Michael Sullivan (1) Chief Financial Officer and Treasurer	2001	$107,035	$0	0
Jason Karp (2) Vice President, General Counsel, and Assistant Secretary	2001	$116,989	$5,000	0
Homayoon Tajalli (3) Senior Vice President of Products and Engineering	2001	$122,825	$10,000	0
Lawrence Brand Senior Vice President of Sales and Business Development	2001	$150,000	$25,000	0

(1)
Michael Sullivan served as our Chief Financial Officer and Treasurer from May 1999 until March 2001.
(2)
Jason Karp was our employee until October 2001; he continues to serve as our General Counsel and Assistant Secretary.
(3)
Homayoon Tajalli served as our Senior Vice President of Products and Engineering from October 1999 until June 2001.

OPTION GRANTS IN LAST FISCAL YEAR

        The following table summarizes the options granted to each of our named executive officers during the fiscal year ended December 31, 2001.

	Individual Grants				Potential Relizable Value At Assumed Annual Rates Of Stock Price Appreciation For Option Term (1)
Name	Number Of Securities Underlying Options Granted	Percent Of Total Options Granted To Employees In Fiscal Year	Exercise Price ($/Share)	Expiration Date	0%	5%	10%
David Samuels	100,000	6.26%	$3.40	04/09/11	$—	$213,824	$541,873

(1)
The potential realizable value is calculated based on the 10-year term of the option at the time of grant. The 0% assumed annual rate of stock price appreciation is indicative of the difference between the exercise price per share and the estimated fair value of our common stock on the date of grant. Additionally, the dollar amounts under these columns are the result of calculations based on the market price on the date of grant at an assumed annual rate of appreciation over the maximum term of the option of 0%, 5% and 10% as required by applicable regulations of the U.S. Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Common Stock price. Assumes all options are exercised at the end of their respective terms. Actual gains, if any, on stock option exercises depend on the future performance of the Common Stock and overall market conditions, as well as the optionee's continued service to the Company through the vesting period.

FISCAL YEAR-END OPTION VALUES

        The following table presents information with respect to stock options owned by each of our named executive officers at December 31, 2001. None of the named executive officers exercised options during 2001.

	Number Of Securities Underlying Unexercised Options At December 31, 2001		Value Of Unexercised In-The-Money Options At December 31, 2001
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Kamran Amjadi	275,000	100,000	$—	$—
Mehrdad Akhavan	275,000	100,000	—	—
David Samuels	—	100,000	—	—
Michael Sullivan (1)	—	—	—	—
Jason Karp (2)	40,625	24,375	—	—
Homayoon Tajalli (3)	—	—	—	—
Lawrence Brand	180,673	40,127	—	—

(1)
Michael Sullivan served as our Chief Financial Officer and Treasurer from May 1999 until March 2001.
(2)
Jason Karp was our employee until October 2001; he continues to serve as General Counsel and Assistant Secretary.
(3)
Homayoon Tajalli served as our Senior Vice President of Products and Engineering from October 1999 until June 2001.

EMPLOYMENT AGREEMENTS

        Kamran Amjadi and Mehrdad Akhavan are employed under employment agreements which terminate on August 31, 2002. Mr. Amjadi and Mr. Akhavan's employment agreements provide for annual base salaries of $170,000 and $150,000, respectively, subject to increase by the Board of Directors. Each of Mr. Amjadi and Mr. Akhavan is eligible for an annual bonus of $50,000. Each of Messrs. Amjadi and Akhavan may be terminated without cause by us at any time provided that we are required to pay the full balance of their salaries for the term. If we are taken over, sold, or involved in a merger or acquisition of any kind and the same salary is not offered to Messrs. Amjadi and Akhavan for the remaining term of their agreements then they shall be entitled to payment of the full balance of their salaries for the term. Each of Messrs. Amjadi and Akhavan has agreed for a period of one year not to compete directly with or be employed by any person or organizations that compete directly with our products or services developed or in development at the time of their termination.

STOCK PERFORMANCE CHART AND GRAPH

        The following chart and graph each compares (i) the quarterly change in the cumulative total stockholder return on our common stock with (ii) the cumulative return of the Nasdaq Composite Index (the "Nasdaq"), the Swiss New Market Index (the "SNMI"), the Dow Jones Composite Internet Index (the "DJINET") and the Internet Stock Index (the "ISDEX"). The graph assumes that the value of an investment in our common stock and in each index was $100 on October 3, 2000, the first day of trading for E-centives common stock on the Swiss New Market of the Swiss Exchange, and that all dividends were reinvested. The SNMI is composed of 16 companies, including E-centives, and was designed for companies entering new markets, employing innovative techniques and designing new processes and services. The DJINET is composed of 40 companies selected by Dow Jones because they generate a majority of their revenues from the Internet. The ISDEX is composed of approximately 52 companies that base their business models in some shape or form on the internet.

	E-CENTIVES (ECEN)	NASDAQ (IXIC)	SNMI (SNMI)	DJINET (DJINET)	ISDEX
10/3/00	100	100	100	100	100
12/31/00	71.43	71.49	82.65	53.81	52.42
3/31/01	40.48	53.25	59.98	27.48	29.59
6/30/01	9.38	62.54	47.12	33.28	35.39
9/30/01	3.81	43.37	29.23	15.34	16.46
12/31/01	4.24	56.44	40.87	24.55	26.23
3/31/02	5.43	53.40	38.52	21.10	23.30

Note: Stock price performance shown in each of the Stock Performance Chart and Graph for our common stock is historical and not necessarily an indication of future price performance.

RELATED PARTY TRANSACTIONS

STOCK PURCHASES AND RELATED MATTERS

        As part of our October 2001 rights offering, we sold 4,343,765 shares of our common stock to Pine, Inc., 4,950,000 shares of our common stock to InVenture Inc., 5,500,000 shares of our common stock to InVenture, Inc., and 2,500,000 shares of our common stock to Peter Friedli. Mr. Friedli is an existing stockholders and one of our directors, and he serves as the President of Pine, Venturetec and its parent corporation, New Venturetec AG. As of December 31, 2001, Mr. Friedli beneficially owned approximately 10% of Pine, 3.5% of New Venturetec and 15% of Spring Technology. Mr. Friedli also has relationships with several other of our other stockholders. He serves as the investment advisor to Joyce, Ltd., Savetech, Inc., Spring Technology Corp. and USVentech, Inc.

        Venturetec and Pine each delivered to us a promissory note dated as of October 19, 2001, in the principal amount of CHF 8,500,000 ($5,230,769) and CHF 8,687,530 ($5,346,172), respectively, as consideration for certain or all, as the case may be, of the subscription price for shares of our common stock for which they subscribed under the rights offering. The notes' maturity dates are March 31, 2002.

        As of January 22, 2002, Pine, Venturetec and InVenture, all companies under common control, reallocated their share purchases and/or related promissory notes. The CHF 2,500,000 in cash originally indicated as originating from Venturetec has been reallocated as follows:

  •
  InVenture purchased from Pine in a private sale 1,041,667 of the shares of common stock originally purchased by Pine pursuant to the rights offering for CHF 2,083,334 (CHF 2.00 a share). As part of this transaction, Pine was credited with paying us CHF 2,083 334 and delivered to us an amended and restated secured promissory note dated as of October 19, 2001, in the principal amount of CHF 6,604,196 (approximately $4,064,121), with 2% interest, with an original March 31, 2002 maturity date that was subsequently extended to May 15, 2002. We simultaneously returned Pine's original CHF 8,687,530 promissory note.

  •
  Venturec paid us CHF 416,666 and delivered to us an amended and restated secured promissory note dated as of October 19, 2001, in the principal amount of CHF 10,583,334 (approximately $6,512,821), with 2% interest, with an original March 31, 2002 maturity date that was subsequently extended to June 30, 2002. This CHF 10,583,334 reflects an increase in Venturetec's secured promissory note to CHF 11,000,000 (reflecting Venturetec's original subscription price for the shares of our common stock for which it subscribed under the rights offering) minus the CHF 416,666 payment. We simultaneously returned Venturetec's original CHF 8,500,000 promissory note.

        All of the outstanding principal and interest under the promissory notes issued by Pine and Venturetec in conjunction with the October 2001 rights offering were fully received by the Company in April 2002.

LOANS TO MEMBERS OF MANAGEMENT AND BOARD OF DIRECTORS

        Since the beginning of fiscal year 2001, we did not have any outstanding loans to officers or the Board of Directors, other than as set forth in the "Stock Purchases and Related Matters" section above. All such loans have been paid off in full and are no longer outstanding.

OTHER TRANSACTIONS

        We currently have a consulting agreement with Friedli Corporate Finance, Inc., whereby Mr. Friedli provides us with financial consulting services and investor relations advice. Pursuant to this agreement, Friedli Corporate Finance is paid $4,000 per month plus reimbursement of expenses related to Mr. Friedli. During 2001, we paid Friedli Corporate Finance approximately $37,000 for Mr. Friedli's services rendered to us under this agreement. In addition, under this agreement we granted Friedli Corporate Finance, among other things, a seat on our Board of Directors and its compensation committee.

        In addition, the Company engaged Friedli Corporate Finance to support the Company in connection with the 2001 rights offering. In association with this support, the Company agreed to extend the consulting agreement with Friedli Corporate Finance for 3 years (to December 31, 2004) and to reimburse up to $100,000 in expenses for such rights offering support. $100,000 in expenses was reimbursed to Friedli Corporate Finance for such support.

        All of the outstanding principal and interest under the promissory notes issued by Pine and Venturetec in conjunction with the October 2001 rights offering were fully received by the Company in April 2002. In connection with the proceeds of the promissory notes, the Company incurred a foreign currency loss of approximately $258,000.

PRINCIPAL STOCKHOLDERS

        The following table presents information regarding the beneficial ownership of our common stock and Series A Convertible Preferred Stock as of June 11, 2002 for:

  •
  each person, or group of affiliated persons, who is the beneficial owner of more than five percent of either our outstanding common stock or our outstanding Series A Convertible Preferred Stock;
  •
  each of our named executive officers;
  •
  each of our directors; and
  •
  all of our executive officers and directors as a group.

        Unless otherwise indicated, the address of each person identified is c/o E-centives, Inc., 6901 Rockledge Drive, 7th Floor, Bethesda, Maryland 20817.

        Holders of our common stock are entitled to one vote for each share held on all matters submitted to a stockholder vote. Holders of our Series A Convertible Preferred Stock are entitled to one vote for each share held on all matters submitted to a stockholder vote. The persons named in this table have sole voting power for all shares of our common stock and Series A Convertible Preferred Stock shown as being beneficially owned by them, subject to community property laws where applicable and except as indicated in the footnotes to this table. Beneficial ownership is determined in accordance with the rules of the U.S. Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days after the date of this proxy statement are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Name	Common Stock Beneficially Owned	Percent of Outstanding Common Stock	Series A Preferred Stock Beneficially Owned	Percent of Outstanding Series A Preferred Stock
Kamran Amjadi (1)	1,971,000	4.9	0	*
Mehrdad Akhavan (2)	1,035,000	2.6	0	*
Peter Friedli (3)	16,494,341	40.9	1,125,000	56.2
InVenture, Inc. c/o Friedli Corporate Finance AG Freigustrasse 5 8002 Zurich, Switzerland	5,991,667	14.9	599,167	30.0
Venturetec, Inc. c/o Friedli Corporate Finance AG Freigutstrasse 5 8002 Zurich, Switzerland	5,404,413	13.4	170,833	8.5
Inktomi Corporation 4100 East Third Avenue Foster City, CA 94404	1,020,680	2.5	0	*
Bank J Vontobel & Co AG Bahnhofstrasse 3 8022 Zurich, Switzerland	2,530,000	6.3	250,000	12.5
Rahn & Bodmer Banquiers c/o Friedli Corporate Finance AG Freigutstrasse 5 8002 Zurich, Switzerland	2,093,765	5.2	209,377	10.5
Zurich Lebensversicherungs-Gesellshaft Austr 46 8045 Zurich, Switzerland	1,000,000	2.5	100,000	5.0
David Samuels(4)	43,750	*	0	*
Homayoon Tajalli(5)	0	*	0	*
Lawrence Brand(6)	180,673	*	0	*
Jason Karp(7)	0	*	0	*
Michael Sullivan(8)	0	*	0	*
All executive officers and directors as a group (6 persons)(9)	19,724,764	48.9	1,125,000	56.2

*
Less than 1% of the outstanding shares of common stock.
(1)
Includes 375,000 shares issuable upon exercise of vested stock options.
(2)
Includes 375,000 shares issuable upon exercise of vested stock options.
(3)
Includes 40,000 shares issuable upon exercise of vested stock options and 110,000 shares issuable upon exercise of warrants to purchase held by Mr. Friedli individually, as well as shares of common stock and common stock underlying warrants held by entities over which Mr. Friedli has control, as follows: Joyce, Ltd. — 235,000 shares of common stock; Pine Inc. — 255,000 shares of common stock and 20,000 warrant shares; Savetech, Inc. — 165,383 shares of common stock; Spring Technology Corp. — 177,520 shares of common stock and 200,000 warrant shares; Venturetec, Inc. — 5,404,413 shares of common stock; InVenture, Inc. — 5,991,667 shares of common stock; and USVentech — 145,750 shares of common stock. As investment advisor to these entities, Mr. Friedli has voting and investment power with respect to these shares. See "Related Party Transactions — Stock Purchases and Related Matters" for a description of Mr. Friedli's relationships with these entities. New Venturetec AG may be deemed to control Venturetec by virtue of its ownership of 100% of Venturetec's capital stock and its corresponding right to elect Venturetec's directors, and, therefore, our capital stock owned by Venturetec may also be deemed to be beneficially owned by New Venturetec.
(4)
Includes 43,750 shares issuable upon exercise of warrants.
(5)
Homayoon Tajalli served as our Senior Vice President of Products and Engineering from October 1999 until June 2001.
(6)
Includes 180,673 shares issuable upon exercise of vested stock options.
(7)
Jason Karp was our employee until October 2001; he continues to serve as our Vice President, General Counsel and Assistant Secretary.
(8)
Michael Sullivan served as our Chief Financial Officer and Treasurer from May 1999 until March 2001.
(9)
The Common Stock includes 1,014,423 shares issuable upon exercise of vested stock options and 330,000 shares issuable upon exercise of warrants.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING OBLIGATIONS

        Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of our common stock, to file reports of ownership and changes in ownership with the U. S. Securities and Exchange Commission and the exchange on which our common stock is listed for trading. Those persons are required by regulations promulgated under the Exchange Act to furnish us with copies of all reports filed pursuant to Section 16(a). Based solely upon our review of such copies, we believe that for the year ended December 31, 2001 all our directors, executive officers and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements.

INDEPENDENT ACCOUNTANTS

        Our Board of Directors has selected KPMG LLP ("KPMG") to continue as our independent accountants for the fiscal year ending December 31, 2002. A representative of KPMG will be present at the Annual Meeting and will be available to respond to questions.

        Audit And Non-Audit Fees. The following table presents fees for professional audit services rendered by KPMG for the audit of our annual financial statements for 2001, and fees billed for other services rendered by KPMG.

•	Audit Fees, excluding audit related	$138,890

•	Financial Information Systems Design and Implementation Fees	$0

•	All Other Fees:
	Audit related fees (1)	199,825
	Other non-audit services (2)	51,712

	Total for all other fees	$251,537

    (1)
    "Audit Related Fees" consisted principally of audits of financial statements of certain employee benefit plans, audits of certain businesses acquired during the year, review of registration statements and issuance of consents.
    (2)
    "Other non-audit fees" consisted of tax compliance and tax consulting services.

        Our Board of Directors has considered whether the provision of services for the fees described above under the captions "Financial Information Systems Design and Implementation Fees" and "All Other Fees" is compatible with maintaining the independent accountants' independence and has determined that such services have not adversely affected KPMG's independence.

INCORPORATION BY REFERENCE

        The U. S. Securities and Exchange Commission allows us to "incorporate by reference" information into this proxy statement, which means that we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement incorporates by reference our Annual Report on Form 10-K, including financial statements and schedules thereto, as filed with the U. S. Securities and Exchange Commission, for the fiscal year ended December 31, 2001. A copy of our Annual Report on Form 10-K is being mailed to stockholders with this proxy statement.

EXPENSES OF SOLICITATION

        The cost of soliciting Proxies in the form enclosed herewith will be borne entirely by us. In addition to the solicitation of Proxies by mail, Proxies may be solicited by our officers and directors and our regular employees, without additional remuneration, by personal interviews, telephone, telegraph or otherwise. We may also utilize the services of our transfer agent, American Stock Transfer & Trust Company, and SIS SegaInterSettle AG, the Swiss security clearing system to provide broker search and proxy distribution services. Copies of solicitation material may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of our common stock and normal handling charges may be paid for such forwarding service.

STOCKHOLDER PROPOSALS AND OTHER MATTERS

        Any proposals by stockholders to be considered for inclusion in our proxy statement relating to the 2003 Annual Meeting of Stockholders must be in writing and received by us, at our principal office, not later than the close of business on June 4, 2003. Nothing in this paragraph shall be deemed to require us to include in the proxy statement and proxy relating to the 2003 Annual Meeting of Stockholders any stockholder proposal that does not meet all of the requirements for such inclusion in effect at that time.

        Our management knows of no other business presented for action by the stockholders at the Annual Meeting. If, however, any other matters should properly come before the Annual Meeting, the enclosed proxy authorizes the persons named therein to vote the shares represented thereby in their discretion.

BY ORDER OF THE BOARD OF DIRECTORS

Mehrdad Akhavan
President and Secretary

June 17, 2002

REVOCABLE PROXY

E-CENTIVES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS

        The undersigned stockholder of E-centives, Inc. (the "Company") hereby appoints Kamran Amjadi and Mehrdad Akhavan or either of them, attorneys and proxies of the undersigned, with full power of substitution and with authority in each of them to act in the absence of the other, to vote and act for the undersigned stockholder at the Annual Meeting of Stockholders to be held at 1:00 p.m., Eastern Standard Time, on Friday, August 2, 2002, at our offices at 6901 Rockledge Drive, 7th Floor, Bethesda, Maryland, U.S.A., and at any adjournments or postponements thereof, upon the following matters:

        The Board of Directors recommends a vote "FOR" Proposal One.

PROPOSAL ONE:	ELECTION OF THREE DIRECTORS TO THE BOARD OF DIRECTORS TO SERVE UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED.
	☐	FOR all nominees listed below (except as marked to the contrary)
	☐	WITHHOLD AUTHORITY to vote for all nominees listed below.
(INSTRUCTION: To withhold authority to vote for an individual nominee, cross out that nominee's name below.)
Nominees:	Kamran Amjadi Mehrdad Akhavan Peter Friedli
☐	ABSTAIN

        This proxy will be voted as directed by the undersigned stockholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL ONE.

        If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

☐ I PLAN TO ATTEND THE 2002 ANNUAL STOCKHOLDERS MEETING

Date:	, 2002
(Signature of Stockholder or Authorized Representative)
(Print name)

Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. In the case of ownership in the name of two or more persons, both persons should sign.
(List number of shares of stock held in each class; indicate class(es))

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY TO ENSURE A QUORUM AT THE ANNUAL MEETING. IT IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.

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VOTING RIGHTS AND PROCEDURE
REVOCATION OF PROXIES
ELECTION OF DIRECTORS (PROPOSAL 1)
MANAGEMENT
EXECUTIVE COMPENSATION REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION TABLES
EMPLOYMENT AGREEMENTS
STOCK PERFORMANCE CHART AND GRAPH
RELATED PARTY TRANSACTIONS
PRINCIPAL STOCKHOLDERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING OBLIGATIONS
INDEPENDENT ACCOUNTANTS
INCORPORATION BY REFERENCE
EXPENSES OF SOLICITATION
STOCKHOLDER PROPOSALS AND OTHER MATTERS